Exhibit 10.2

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of October 1, 2018 (this “Second Amendment”), by and among ExlService Holdings, Inc., a Delaware corporation (the “Borrower”), each other Loan Party (as defined in the Credit Agreement referred to below), Citibank, N.A., as administrative agent (the “Administrative Agent”), and certain Lenders (as defined below) party to the Credit Agreement referred to below.

WITNESSETH:

WHEREAS, the Borrower, each Loan Party, each lender from time to time party thereto (the “Lenders”) and the Administrative Agent have entered into that certain Credit Agreement, dated as of November 21, 2017 (as amended, restated, amended and restated, modified or supplemented from time to time through the date hereof, including pursuant to that certain First Amendment to Credit Agreement, dated as of July 2, 2018, the “Credit Agreement”) (capitalized terms not otherwise defined in this Second Amendment have the same meanings assigned thereto in the Credit Agreement);

WHEREAS, pursuant to Section 9.02 of the Credit Agreement, the Borrower has requested that the Credit Agreement be amended as more fully described herein, including certain amendments to Article VI (Negative Covenants) of the Credit Agreement, and the Required Lenders are so willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.   Amendments to Credit Agreement.

(a)          Defined Terms.

(i)          Section 1.01 of the Credit Agreement is hereby amended by adding the following term in the appropriate alphabetical order therein:

“2018 Convertible Notes” means those certain convertible notes issued pursuant to the 2018 Convertible Notes Documentation in an aggregate principal amount equal to $150 million.

“2018 Convertible Notes Documentation” means a collective reference to (a) that certain Indenture, to be dated on or around October 1, 2018, by and among the Borrower and the trustee party thereto, (b) that certain Investment Agreement, to be dated on or around October 1, 2018, by and among the Borrower and the purchasers from time to time party thereto and (c) any related 2018 Convertible Notes Hedging Arrangement.

“2018 Convertible Notes Hedging Arrangement” means any call option or other hedging arrangements (including the issuance and exercise of warrants in connection therewith) entered into with respect to the 2018 Convertible Notes.

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of October 1, 2018, by the Borrower, the Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.

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“Second Amendment Effective Date” means the date on which the conditions to effectiveness of the Second Amendment were first satisfied or waived in accordance with the Second Amendment. The Second Amendment Effective Date occurred on October 1, 2018.

(ii)         The definition of “Restricted Payment” in Section 1.01 of the Credit Agreement is amended to include the following sentence at the end thereof:

“Notwithstanding the foregoing, no delivery of common stock of the Borrower with respect to the 2018 Convertible Notes or any related 2018 Convertible Notes Hedging Arrangement shall constitute a Restricted Payment; provided, that any other delivery, payment or distribution in respect of such 2018 Convertible Notes (other than, for the avoidance of doubt, any regularly scheduled interest payments) shall constitute a Restricted Payment.”

(b)          Affirmative Covenants.

(i)          Section 5.02(d) of the Credit Agreement is amended to delete the word “and” at the end thereof.

(ii)         The existing language in Section 5.02(e) of the Credit Agreement is moved to a new clause (f) and the following is inserted as a new clause (e):

“(e)          any material notice provided to the holders of any 2018 Convertible Notes along with a copy of such notice; and”.

(c)          Negative Covenants.

(i)          Section 6.01(t) of the Credit Agreement is amended to delete the word “and” at the end thereof.

(ii)         Section 6.01(u) of the Credit Agreement is amended to replace the period at then of such clause with “; and”.

(iii)        Section 6.01 of the Credit Agreement is amended to add a new clause (v) as follows:

“(v)         Indebtedness in respect of (x) the 2018 Convertible Notes; provided, that (A) such Indebtedness is unsecured, (B) such Indebtedness is not guaranteed by any Subsidiary of the Borrower, (C) such Indebtedness matures no earlier than ninety-one (91) days after the Maturity Date and is not subject to any mandatory redemption (other than as a result of a change of control, asset sale or other fundamental change) or other scheduled repayment prior to maturity (it being understood and agreed that the conversion of the 2018 Convertible Notes, whether into cash, common stock of the Borrower or a combination thereof shall not constitute a mandatory redemption or scheduled repayment prior to maturity of the 2018 Convertible Notes), (D) the 2018 Convertible Notes Documentation evidencing such Indebtedness is otherwise in form and substance reasonably acceptable to the Administrative Agent (it being understood and agreed that the 2018 Convertible Note Documentation is, prior to the Second Amendment Effective Date, in form and substance acceptable to the Administrative Agent), (E) immediately before and after giving pro forma effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing and (F) after giving pro forma effect to the incurrence and use of proceeds of the principal amount of such Indebtedness, the Borrower would be in compliance with the Financial Covenants and (y) any associated 2018 Convertible Notes Hedging Arrangement.”

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(iv)        Section 6.06 of the Credit Agreement is amended to (A) delete the “and” between clause (a) and (b) thereof and (B) add a new clause (c) as follows:

“and (c) any 2018 Convertible Notes Hedging Arrangement.”

(v)         Clause (b) of Section 6.07 of the Credit Agreement is amended and restated in its entirety to read as follows:

“without limitation of the exception in clause (c) of this Section 6.07, so long as the Total Leverage Ratio is less than 1.50 to 1.00 after giving effect thereto, and no Event of Default has occurred and is continuing, other Restricted Payments paid to (A) shareholders of the Borrower and/or (B) the holders of any 2018 Convertible Notes;”

(vi)        Section 6.07(d) of the Credit Agreement is amended to delete the word “and” at the end thereof.

(vii)       Section 6.07(e) of the Credit Agreement is amended to replace the period at then of such clause with “; and”.

(viii)      Section 6.07 of the Credit Agreement is amended to add a new clause (f) as follows:

“Restricted Payments made in cash to the holders of any 2018 Convertible Notes, at redemption, upon conversion or at scheduled maturity of such 2018 Convertible Notes not to exceed, after giving effect to any settlement of the related 2018 Convertible Notes Hedging Arrangement, $150 million.”

(ix)         Section 6.10 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Amendment of Material Documents. No Loan Party will, nor will it permit any Subsidiary (a) to, amend, modify or waive any of its rights under its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, or (b) to voluntarily amend, voluntarily modify or waive any provision of any 2018 Convertible Notes Documentation, to the extent, in each case of clauses (a) and (b) above, any such amendment, modification or waiver would be materially adverse to the Lenders as reasonably determined by the Administrative Agent.”

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(d)          Events of Default.

(i)          Clause (g) of Article VII (Events of Default) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided, that this clause (g) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (y) the ability of holders of the 2018 Convertible Notes to convert such Indebtedness or any conversion of such Indebtedness, in each case, whether into cash, common stock of the Borrower or any combination thereof and, in each case, in accordance with the terms of the 2018 Convertible Notes Documentation or (z) the termination or settlement of any 2018 Convertible Notes Hedging Arrangement;”

SECTION 2.   Representations and Warranties. The Borrower and the other Loan Parties hereby represent and warrant on the Second Amendment Effective Date that:

(a)          The execution, delivery and performance by the Loan Parties of the Second Amendment is within each Loan Party’s corporate or limited liability company powers, as the case may be, and have been duly authorized by all necessary corporate or limited liability company and, if required, stockholder or member action.

(b)          The Second Amendment has been duly executed and delivered by the Loan Parties and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)          The execution, delivery and performance by the Loan Parties of the Second Amendment (i) do not, on the part of any Loan Party or any of its Subsidiaries, require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (ii) will not violate any Requirement of Law applicable to any Loan Party or any of its Subsidiaries any order of any Governmental Authority, (iii) will not violate or result in a default under, or give rise to a right to require any payment to be made by any Loan Party or any of its Subsidiaries under, (A) any indenture or loan agreement, in each case, evidencing Indebtedness in excess of $2 million, (B) any Swap Agreement or (C) any other material agreement, in each case which is binding upon any Loan Party or any of its Subsidiaries or its assets, and (iv) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries, except Liens created pursuant to the Loan Documents, in each case of clauses (i), (ii) or (iii)(C), except as would not reasonably be expected to result in a Material Adverse Effect.

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(d)          At the time of and immediately after the Second Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

(e)          The representations and warranties of each Loan Party set forth in the Credit Agreement and in each other Loan Document are true and correct in all material respects with the same effect as though made on and as of such date, except that (i) to the extent that such representations and warranties specifically refer to an earlier date, such representations and warranties are true and correct in all material respects as of such earlier date and (ii) any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects.

SECTION 3.   Conditions of Effectiveness of the Second Amendment. This Second Amendment shall become effective as of the date on which the following conditions shall have been satisfied (or waived) (the “Second Amendment Effective Date”):

(a)          the Administrative Agent (or its counsel) shall have received counterparts to this Second Amendment, duly executed by (i) the Borrower and the other Loan Parties and (ii) the Lenders constituting Required Lenders;

(b)          at the time of and immediately after the Second Amendment Effective Date, no Default or Event of Default shall have occurred or be continuing;

(c)          the representations and warranties of each Loan Party set forth in the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the Second Amendment Effective Date with the same effect as though made on and as of such date, except that (i) to the extent that such representations and warranties specifically refer to an earlier date, such representations and warranties shall be true and correct in all material respects as of such earlier date and (ii) any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects; and

(d)          the Administrative Agent’s receipt of a certificate attesting to the solvency of the Borrower and its Subsidiaries (taken as a whole) on the Second Amendment Effective Date after giving effect to the transactions contemplated hereby, including the issuance of the 2018 Convertible Notes, from the chief financial officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel.

SECTION 4.   Reference to and Effect on the Credit Agreement and the other Loan Documents.

(a)          On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Second Amendment.

(b)          The Credit Agreement and each of the other Loan Documents, as specifically amended by this Second Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)          The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the Second Amendment Effective Date, this Second Amendment shall for all purposes constitute a Loan Document.

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(d)          This Second Amendment shall not extinguish the Loans or any other Obligations outstanding under the Credit Agreement. Nothing contained herein shall be construed as a substitution or novation of the Loans or any other Obligations outstanding under the Credit Agreement, which shall remain outstanding after the Second Amendment Effective Date as modified hereby.

(e)          The Borrower expressly acknowledges and agrees that (i) there has not been, and this Second Amendment does not constitute or establish, a novation with respect to the Credit Agreement or any other Loan Document, or a mutual departure from the strict terms, provisions, and conditions thereof and (ii) nothing in this Second Amendment shall affect or limit the Administrative Agent’s or Lenders’ right to demand payment of liabilities owing from Borrower to Administrative Agent or the Lenders under, or to demand strict performance of the terms, provisions and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence and continuance of an Event of Default under the Credit Agreement or the other Loan Documents.

SECTION 5.   Reaffirmation. Each of the Borrower and each other Loan Party hereby (a) reaffirms its obligations under the Credit Agreement and each other Loan Document to which it is a party, in each case as amended by this Second Amendment, (b) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Loan Documents and (c) acknowledges and agrees that the grants of security interests by and the guarantees of the Loan Parties contained in the Loan Documents are, and shall remain, in full force and effect immediately after giving effect to this Second Amendment and shall apply equally to the Requested Increase.

SECTION 6.   Costs and Expenses. The Borrower hereby agrees to pay or reimburse the Administrative Agent for its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Second Amendment in accordance with, and to the extent required by, the terms and conditions of Section 9.03 of the Credit Agreement.

SECTION 7.   Execution in Counterparts. This Second Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Second Amendment by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Second Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Second Amendment and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 8.    Governing Law.

(a)          This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York

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(b)          Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York in any action or proceeding arising out of or relating to this Second Amendment or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Second Amendment shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Second Amendment or the transactions contemplated hereby against any Loan Party or its properties in the courts of any jurisdiction.

(c)          Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Second Amendment and the transactions contemplated hereby in any court referred to in clause (b) of this Section 8. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 9.   Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECOND AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS FIRST AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.

SECTION 10.  Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Second Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

EXLSERVICE HOLDINGS, INC.,
as Borrower

By:	/s/ VISHAL CHHIBBAR
Name:	Vishal Chhibbar
Title:	CFO and Executive VP

EXLSERVICE.COM, LLC,
as a Loan Guarantor

By:	/s/ VISHAL CHHIBBAR
Name:	Vishal Chhibbar
Title:	CEO, CFO and Executive VP

EXLSERVICE TECHNOLOGY SOLUTIONS, LLC,
as a Loan Guarantor

By:	/s/ VISHAL CHHIBBAR
Name:	Vishal Chhibbar
Title:	CEO, CFO and Executive VP

BUSINESS PROCESS OUTSOURCING, L.L.C.,
as a Loan Guarantor

By:	/s/ VISHAL CHHIBBAR
Name:	Vishal Chhibbar
Title:	CEO, CFO and Executive VP

OUTSOURCE PARTNERS INTERNATIONAL INC,
as a Loan Guarantor

By:	/s/ VISHAL CHHIBBAR
Name:	Vishal Chhibbar
Title:	CEO, CFO and Executive VP

RPMDIRECT, LLC,
as a Loan Guarantor

By:	/s/ VISHAL CHHIBBAR
Name:	Vishal Chhibbar
Title:	CEO, CFO and Executive VP

[Signature Page to Second Amendment to Credit Agreement (EXL 2018)]

OVERLAND HOLDINGS, INC,
as a Loan Guarantor

By:	/s/ VISHAL CHHIBBAR
Name:	Vishal Chhibbar
Title:	CEO, CFO and Executive VP

OVERLAND SOLUTIONS, INC,
as a Loan Guarantor

By:	/s/ VISHAL CHHIBBAR
Name:	Vishal Chhibbar
Title:	CEO, CFO and Executive VP

[Signature Page to Second Amendment to Credit Agreement (EXL 2018)]

CITIBANK, N.A.,
individually as a Lender and as Administrative Agent

By:	/s/ VARUN GUPTA
Name:	Varun Gupta
Title:	SVP Relationship Manager

[Signature Page to Second Amendment to Credit Agreement (EXL 2018)]

PNC BANK, N.A.,
as a Lender

By:	/s/ STEVEN A. EBERHARDT
Name:	Steven A. Eberhardt
Title:

[Signature Page to Second Amendment to Credit Agreement (EXL 2018)]

JPMORGAN CHASE BANK, NA,
as a Lender

By:	/s/ MATTHEW LANDRY
Name:	Matthew Landry
Title:	Authorized Officer

[Signature Page to Second Amendment to Credit Agreement (EXL 2018)]

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ JANA L. BAKER
Name:	Jana L. Baker
Title:	Senior Vice President

[Signature Page to Second Amendment to Credit Agreement (EXL 2018)]

TD BANK, N.A.,
as a Lender

By:	/s/ MATT WASZMER
Name:	Matt Waszmer
Title:	Senior Vice President

[Signature Page to Second Amendment to Credit Agreement (EXL 2018)]